Exhibit 4.1

HC2 HOLDINGS, INC.

AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

11.000% SENIOR SECURED NOTES DUE 2019

INDENTURE

Dated as of November 20, 2014

U.S. Bank National Association

Trustee

EXHIBITS

INDENTURE dated as of November 20, 2014 among HC2 Holdings, Inc., a Delaware corporation, the Guarantors (as defined) and U.S. Bank National Association, as trustee.

The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 11.000% Senior Secured Notes due 2019 (the “Notes”):

Article 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.11 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control’’ (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“ANG” means ANG Holdings, Inc.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at December 1, 2016, (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through December 1, 2016, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, lease, transfer or other disposition of any assets by the Company or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale by the Company or any Restricted Subsidiary of the Equity Interests of any Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Subsidiary to the Company or any Restricted Subsidiary;

(2) the disposition by the Company or any Restricted Subsidiary in the ordinary course of business of (i) Cash Equivalents and cash management investments, (ii) damaged, worn out or obsolete assets, (iii) rights granted to others pursuant to leases or licenses, or (iv) inventory and other assets acquired and held for resale in the ordinary course of business (it being understood that any Equity Interests of any direct Subsidiary of the Company or any Restricted Subsidiary and the assets of an operating business, unit, division or line of business shall not constitute inventory or other assets acquired and held for resale in the ordinary course of business);

(3) the sale or discount of accounts receivable arising in the ordinary course of business;

(4) a transaction covered by Section 5.01 hereof;

(5) a Restricted Payment permitted under Section 4.09 hereof or a Permitted Investment;

(6) the issuance of Disqualified Equity Interests pursuant to Section 4.11;

(7) any disposition in a transaction or series of related transactions of assets with a fair market value of less than $7.5 million;

(8) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person from whom such Subsidiary was acquired or from whom such Subsidiary (having been newly formed in connection with such acquisition) acquired its business and assets, made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(9) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(10) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Subsidiaries;

(11) dispositions in connection with Permitted Liens;

(12) leases of real or personal property in the ordinary course of business and in accordance with the applicable Security Documents;

(13) licenses or sublicenses of Intellectual Property in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries;

(14) sales of inventory in the ordinary course of business and dispositions of cash and Cash Equivalents in the ordinary course of business;

(15) licenses or sublicenses of Intellectual Property in the ordinary course of business;

(16) any disposition of property as contemplated by, and in compliance with, the Blackiron Equity Purchase Agreement or the NA Telecom Purchase Agreement;

(17) any termination of leases by the Company or any Subsidiary as lessee that is, in the reasonable and good faith judgment of the Company, no longer commercially practicable to maintain or useful in the conduct of business of the Company and its Restricted Subsidiaries taken as a whole; and

(18) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon).

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction determined in accordance with GAAP, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.

“Average Life” means, with respect to any Debt or Disqualified Equity Interests, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or such redemption or similar payment with respect to such Disqualified Equity Interests and (y) the amount of such principal, or redemption or similar payment by (ii) the sum of all such principal, or redemption or similar payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”(as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Blackiron Equity Purchase Agreement” shall mean that certain Equity Purchase Agreement, dated as of April 17, 2013, among Rogers Communications Inc., the Company (f/k/a Primus Telecommunications Group, Incorporated) and Primus Telecommunications Canada Inc.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of Change of Control, any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(2) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made;

(3) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

(5) Unless the context otherwise requires, “Board of Directors” refers to the Board of Directors of HC2 Holdings, Inc.

“Borrowing Base” means, as of any date an amount equal to 55% of the aggregate book value of all accounts receivable of Schuff (i) as set forth in the consolidated balance sheet of Schuff as of the end of the most recently ended fiscal quarter for which internal consolidated financial statements are available immediately preceding the Incurrence of such Debt and (ii) on a Pro Forma Basis.

“Bridgehouse Marine” means Bridgehouse Marine Limited, a company incorporated in England with registered number 04352407.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Cash Equivalents” means, as of any date of termination and as to any person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of “A”(or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above, (f) in the case of any Foreign Subsidiary only, direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (g) instruments equivalent to those referred to in clauses (c) and (d) above denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds comparable in credit quality and customarily used by multinational companies with operations in Singapore, Hong Kong, the People’s Republic of China and Great Britain, respectively, for cash management purposes, (h) short-term investments denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds and (i) demand or time deposits, certificates of deposit or money market mutual funds issued by any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $500.0 million.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person”(as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of the Company other than a Permitted Holder; provided that such event shall not be deemed a Change of Control so long as one or more Permitted Holders shall Beneficially Own more of the voting power of the Voting Stock of the Company than such person or group; or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

For purposes of this definition, (i) any direct or indirect holding company of the Company shall not itself be considered a Person for purposes of clauses (1) or (3) above or a “person” or “group” for purposes of clauses (1) or (3) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majority of the Voting Stock of such holding company immediately following it becoming the holding company of the Company is Beneficially Owned by Persons who Beneficially Owned the voting power of the Voting Stock of the Company immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means, collectively, (i) the Pledged Collateral and (ii) any rights, assets or property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document to secure the Obligations under this Indenture, the Notes, the Notes Documents or any Note Guarantee.

“Collateral Coverage Ratio” means, as of any date of determination, the ratio of (i) the Loan Collateral to (ii) Consolidated Secured Debt.

“Collateral Trust Agreement” means the collateral trust agreement dated as of the Issue Date among the Company, the Collateral Trustee and the Trustee, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as the Collateral Trustee, or any Collateral Trustee appointed pursuant to the Collateral Trust Agreement.

“Company” means HC2 Holdings, Inc., and any and all successors thereto.

“Consolidated Amortization Expense” shall mean, for any Person for any period, the amortization expense of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any Person for any period, the depreciation expense of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any Person for any period, the total consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication:

(1) imputed interest on Capital Leases and Attributable Debt of such Person and its Restricted Subsidiaries for such period;

(2) commissions, discounts and other fees and charges owed by such Person and its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period;

(3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by such Person and its Restricted Subsidiaries for such period;

(4) cash contributions to any employee stock ownership plan or similar trust made by such Person and its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than such Person or any of its Wholly Owned Subsidiaries) in connection with Debt incurred by such plan or trust for such period;

(5) all interest paid or payable with respect to discontinued operations of such Person and its Restricted Subsidiaries for such period;

(6) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period;

(7) the interest portion of any payment obligations of such Person and its Restricted Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Debt and/or Contingent Obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; and

(8) all interest on any Debt of such Person and its Restricted Subsidiaries of the type described in clause (6) or (7) of the definition of “Debt” for such period;

provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements.

“Consolidated Net Income” means, for any Person (the “CNI Person”) for any period, the aggregate net income (or loss) of such CNI Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(1) the net income (or loss) of any Person that is not a Subsidiary Guarantor; provided, however, that dividends or other distributions actually paid in cash to such CNI Person or any of the Subsidiary Guarantors of such CNI Person by such Person during such period shall be included;

(2) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(3) any net after-tax gains or losses attributable to or associated with the extinguishment of Debt or Hedging Agreements;

(4) the cumulative effect of a change in accounting principles;

(5) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights;

(6) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption;

(7) any expenses or charges related to any issuance of Equity Interests, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Debt (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the issuance and sale of the Notes;

(8) any expenses or reserves for liabilities to the extent that such CNI Person or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any liabilities for which such CNI Person or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that such CNI Person or such Restricted Subsidiary will not be indemnified;

(9) to the extent specifically included in the unconsolidated Statement of Operations of the Company, (a) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (b) unrealized gains and losses with respect to hedging obligations for currency exchange risk shall be excluded (until realized, at which time such gains or losses shall be included); and

(10) to the extent specifically included in the unconsolidated Statement of Operations of the Company, any charges resulting from the application of FASB ASC 350, Intangibles—Goodwill and Other, ASC 815, Accounting for Derivative Instruments and Hedging Activities, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity—Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt—Debt with Conversion Options—Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, non-cash charges arising from the springing maturity feature of any debt, and restructuring and related charges and acquisition and related integration charges.

“Consolidated Secured Debt” means, as at any date of determination, without duplication, the aggregate stated balance sheet amount of all Debt and Disqualified Equity Interests of the Company and the Subsidiary Guarantors that is secured by a Lien on any property of the Company and the Subsidiary Guarantors.

“Consolidated Tax Expense” means, for any Person for any period, the tax expense (including federal, state, local and foreign income taxes) of such Person and its Restricted Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company, who:

(1) was a member of such Board of Directors on the Issue Date or

(2) was nominated for election or elected to such Board of Directors with the approval of the Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contribution Debt” means Debt or Disqualified Equity Interests of the Company or any Subsidiary Guarantor with a Stated Maturity after the Stated Maturity of the Notes in an aggregate principal amount or liquidation preference not greater than (i) half (in the case of Debt referred to in clause (1) below) and (ii) twice (in the case of unsecured Debt or Disqualified Equity Interests), the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of the Company or a capital contribution to the common equity of the Company; provided that:

(1) Contribution Debt may be secured by Liens on the Collateral (provided that no such Contribution Debt may be so secured unless, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Company would be in compliance with the covenants set forth under Sections 4.03 and 4.04 hereof (calculated as if the Incurrence date was a date on which such covenant is required to be tested under Section 4.04);

(2) such cash contribution related to Contribution Debt amount has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under Section 4.09(a)(3)(B) (it being understood that if any such Debt or Disqualified Equity Interests Incurred as Contribution Debt is redesignated as Incurred under any provision other than Section 4.11(b)(13), the related issuance of Equity Interests may be included in any calculation under Section 4.09(a)(3)(B));

(3) such Contribution Debt (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Debt pursuant to an Officer’s Certificate on the Incurrence date thereof; and

(4) an amount equal to the cash contribution related to Contribution Debt shall be excluded from clause (i) of the definition of Collateral Coverage Ratio for purposes of calculating such ratio for determining the Company’s or a Subsidiary Guarantors’ ability to Incur Debt under Sections 4.11(b)(1) and (3); provided that if any Contribution Debt is redesignated as Incurred under any provision other than Section 4.11(b)(13), then such amount shall no longer be excluded pursuant to this clause (4).

Any cash received from the issuance and sale of Qualified Equity Interests of the Company or a capital contribution to the common equity of the Company may only be applied to incur secured Debt pursuant to clause (i) of the first paragraph above or unsecured Debt or Disqualified Equity Interests pursuant to clause (ii) of such paragraph.

“Convertible Preferred Stock” shall mean, collectively, (x) the Series A Convertible Participating Preferred Stock and (b) Series A-1 Convertible Participating Preferred Stock, in each case outstanding as of the Issue Date.

“Convertible Preferred Stock Documents” shall mean, collectively, (x) that certain Securities Purchase Agreement relating to the Company’s Series A Convertible Participating Preferred Stock, by and among the Company and the Purchasers party thereto, dated as of May 29, 2014 and (y) that certain Securities Purchase Agreement relating to the Company’s Series A-1 Convertible Participating Preferred Stock, by and among the Company and the Purchasers party thereto, dated as of September 22, 2014 and, in each case the other documents entered into in connection therewith.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, without duplication:

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, Notes or other similar instruments;

(3) all non-contingent obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which would have been recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

(5) all obligations of such Person as lessee under Capital Leases (other than the interest component thereof);

(6) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7) to the extent not otherwise included, all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person;

(8) all non-contingent obligations of such Person under Hedging Agreements;

(9) Preferred Stock of Restricted Subsidiaries; and

(10) all Disqualified Equity Interests of such Person;

provided, however, that notwithstanding the foregoing, Debt shall be deemed not to include (1) deferred or prepaid revenues, (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity or (3) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money.

The amount of Debt of any Person will be deemed to be:

(a) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(b) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;

(c) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(d) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and

(e) otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by Officers of the Company or such

Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of an Asset Sale when received).

“Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are:

(1) required to be redeemed or redeemable at the option of the Holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or

(2) convertible at the option of the Holder into Disqualified Equity Interests or exchangeable for Debt; provided that (i) only the portion of the Equity Interests which is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to the Stated Maturity of the Notes shall be deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving Holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions: (A) are no more favorable to the holders of such Equity Interests than Sections 4.12 and 4.16 hereof, and (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EBITDA” shall mean, for any Person for any period, Consolidated Net Income of such Person for such period, adjusted by (x) adding thereto, without duplication:

(1) Consolidated Interest Expense for such period to the extent deducted in determining such Consolidated Net Income;

(2) Consolidated Amortization Expense for such period to the extent deducted in determining such Consolidated Net Income;

(3) Consolidated Depreciation Expense for such period to the extent deducted in determining such Consolidated Net Income;

(4) Consolidated Tax Expense for such period to the extent deducted in determining such Consolidated Net Income;

(5) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges);

(6) any costs or expense incurred pursuant to any stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such person (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation under Section 4.09(a)(3).

(7) the amount of cost savings, operational expense improvements and synergies projected by such person in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a pro forma basis as though such cost savings, operational expense improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings, operational expense improvements and synergies are reasonably identifiable and factually supportable and (y) such cost savings. operational expense improvements and synergies being added pursuant to this clause (g) are expected to be realized within 12 months of the date thereof in connection with such actions;

(8) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or the amortization of a prepaid cash item that was paid in a prior period or any write-down or writeoff of assets for such period to the extent deducted in determining such Consolidated Net Income); and

(9) increases in any change in LIFO reserves for such period determined on a consolidated basis in accordance with GAAP to the extent deducted in determining such Consolidated Net Income; and

(y) subtracting therefrom the aggregate amount of all non-cash charges increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into equity.

“Equity Offering” means a primary offering, whether by way of private placement or registered offering, after the Issue Date, of Qualified Stock of the Company other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“Escrow Agreements” shall mean the NA Telecom Escrow Agreement.

“Escrow Accounts” shall have the meaning assigned to such term in the Escrow Agreements.

“Escrowed Amounts” shall mean any amount received by the Company or any of its Subsidiaries pursuant to the Escrow Agreements.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means:

(1) any Deposit Accounts and Securities Accounts with an average daily balance throughout a month of less than $1 million individually and less than $5 million for all such accounts in the aggregate;

(2) accounts used solely for payroll, employee benefits (including any flexible spending accounts) or withholding tax;

(3) any deposit account or securities account established by the Company or any Restricted Subsidiary for the sole purpose of depositing funds (or Cash Equivalents) or securities in connection with the redemption, refinancing, defeasance or discharge of the Pari Passu Obligations or Subordinated Indebtedness accordance with this Indenture;

(4) any deposit account, the balance of which consists exclusively of (a) withheld income taxes and federal, state, local and foreign employment taxes in such amounts as are required to be paid to the IRS or any other applicable governmental authority and (b) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Company or any Restricted Subsidiary; and

(5) accounts that have zero balance at the end of a day.

“Excluded Assets” means:

(1) any motor vehicle or other asset subject to a certificate of title and any letter of credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements in the relevant jurisdiction);

(2) any lease, license or other similar agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein is prohibited by or a violation of any law, rule or regulation applicable to such grantor or would violate or invalidate such lease, license or similar agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Subsidiary Guarantor) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition;

(3) any ‘‘intent-to-use’’ trademark application for which a “statement of use” or “amendment to allege use” has not been filed, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or the mark that is the subject of such application under applicable law;

(4) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby;

(5) equity interests constituting 35% of the total voting power of all outstanding voting stock of any Foreign Subsidiary;

(6) an amount in Cash Equivalents not to exceed a total of $1 million deposited for the purpose of securing, leases of office space, furniture or equipment;

(7) any equity interests (but not the proceeds of such equity interests) of any person that is not a Wholly Owned Subsidiary to the extent that a pledge thereof is prohibited by such person’s organizational documents or any other contractual obligation with a third party (subject to applicable law) not created in contemplation of or for the purposes of avoiding such pledge and for only so long as such prohibition exists or cannot be waived;

(8) any limited liability company interests in Kaneland, LLC;

(9) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary that is subject to a Lien permitted under Section 4.14 hereof to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(10) any leasehold interests in real property held by the Company or any Restricted Subsidiary;

(11) any Excluded Account;

(12) any letter of credit rights to the extent the Company or any Restricted Subsidiary is required by applicable law or regulation to apply the proceeds of a drawing of such letter of credit for specified purposes;

(13) any Equity Interests of any Unrestricted Subsidiary; and

(14) any other assets mutually agreed between the Company and the Collateral Trustee.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (i) that is formed under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, (ii) that for U.S. federal income tax purposes holds no material assets other than equity interests of one or more entities described in clause (i) or (iii) that is a Subsidiary of any Person described in clause (i).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

“Global Marine Holdings” means Global Marine Holdings, LLC.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay

(or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to manage fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage fluctuations in foreign exchange rates or (iii) any commodity swap, forward contract or other agreement designed to manage fluctuations in commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Incur’’ and “Incurrence” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Subsidiary Guarantor on any date after the date of this Indenture, the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of “— Limitation on Debt and Disqualified Equity Interests”, but will not be considered the sale or issuance of Equity Interests for purposes of “— Limitation on Asset Sales”. The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion, accumulation or payment in kind of dividends on any Equity Interests, will not be considered an Incurrence of Debt.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $250 million aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means Jefferies LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intellectual Property” has the meaning assigned to it in the Pledge Agreement.

“Investment” means

(1) any direct or indirect advance, loan or other extension of credit to another Person,

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests, bonds, Notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

“Investment Grade Ratings” means a rating of BBB- or higher by S&P and Baa3 or higher by Moody’s, or the equivalent of such ratings by another Rating Agency.

“Issue Date” means the first date on which Notes are issued under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Loan Collateral” shall mean, an amount equal to the sum of, without duplication, (i) (A) as of the Issue Date, an amount equal to the sum of (x) the per share purchase price and/or tender consideration paid by the Company for the Equity Interests of Schuff held by the Company multiplied by the number of shares held, directly or indirectly, by the Company, and (y) the purchase price paid by Global Marine Holdings for the Equity Interests in Bridgehouse Marine held by Global Marine Holdings and (B) thereafter, the Loan Collateral Fair Market Value of the Equity Interests of Schuff and Bridgehouse Marine directly and/or indirectly held by the Company, (ii) with respect to assets other than assets described in clause (i), the Loan Collateral Fair Market Value of the Collateral (other than cash and Cash Equivalents) subject to a Lien in favor of the Collateral Trustee pursuant to the Security Agreement, (iii) the amount of unrestricted cash and Cash Equivalents of the Company (excluding Cash and Cash Equivalents held by its Subsidiaries) that is (x) shown on the most recent financial statements of the Company delivered pursuant to Section 4.05 hereof and (y) subject to a Lien in favor of the Collateral Trustee pursuant to the Security Agreement and deposited in accounts over which the Collateral Trustee has Control, (iv) the Company’s rights, title or interests in any amounts to be received in accordance with the Escrow Agreements other than 50% of the ETA Escrow Amount (as defined in the NA Telecom Escrow Agreement), and (v) after-acquired properties subject to a security interest under any Security Document or future acquisitions of subsidiaries that become Subsidiary Guarantors.

“Loan Collateral Fair Market Value” means:

(1) in the case of any Collateral that (a) is listed on a national securities exchange or (b) is actively traded in the over-the-counter-market and represents equity in a Person with a market capitalization of at least $100.0 million on each trading day in the preceding 60 day period prior to such date, the product of (a) (I) the sum of the volume weighted average prices of a unit of such Collateral for each of the 20 consecutive trading days immediately prior to such date, divided by (II) 20, and (b) the number of units pledged as Collateral;

(2) in the case of any Collateral that is not so listed or actively traded (other than Cash Equivalents), the fair market value thereof (defined as the price that would be negotiated in an arms’-length transaction for cash between a willing buyer and willing seller, neither of which is acting under compulsion), as determined by a written opinion of a nationally recognized investment banking, appraisal, accounting or valuation firm that is not an Affiliate of the Company; provided that (x) such written opinion may be based on a desktop appraisal conducted by such banking, appraisal, accounting or valuation firm for any date of determination that is not the end of the fiscal year for the Company and (y) the fair market value thereof determined by such written opinion may be determined as of a date as early as 31 days prior to the end of the applicable fiscal period on which a covenant is required to be tested (the end of such period being referred to as the “Test Date”);

(3) in the case of Cash Equivalents, the face value thereof; and

(4) in each case, the Company may elect to calculate the value of any Collateral that is an equity interest in a Person by (x) valuing such Person’s assets of the type described in clauses (i) and (iii) above as provided therein, and (y) assuming such Person’s other assets had no value when calculating such Collateral’s value, it shall not be required to obtain an appraisal of such other assets.

The “volume weighted average price” means the per share of common stock (or per minimum denomination or unit size in the case of any security other than common stock) volume-weighted average price as displayed under the heading “Bloomberg VWAP’’ on Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such common stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of such common stock (or per minimum denomination or unit size in the case of any security other than common stock) on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Trustee). The “volume weighted average price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

In the case of any assets referenced in clause (ii) above tested on a date of determination other than in connection with a Test Date, for purposes of calculating compliance with a covenant, the Company will be permitted to rely on the value as determined by the written opinion given for the most recently completed Test Date.

For the avoidance of doubt:

(a) if the Company will be in compliance with an applicable covenant at a Test Date even if an asset constituting Collateral had no value, it shall not be required to obtain an appraisal of such Collateral (in which case such Collateral shall be assumed to have no value for such purpose); and

(b) if the Company will be in compliance with an applicable covenant at a Test Date if an asset constituting Collateral has a minimum specified value, an appraisal establishing that such Collateral is worth at least such minimum specified value shall be sufficient (in which case such Collateral shall be assumed to have such minimum specified value for such purpose).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien on a Mortgaged Property, which in the case of real property owned in fee, shall in form and substance, with such schedules and including such provisions, as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign legal requirements.

“Mortgaged Property’’ shall mean (i) each Real Property located in the United States owned in fee as of the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million and (ii) each Real Property located in the United States owned in fee following the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million.

“NA Telecom Escrow Agreement” shall mean that certain Escrow Agreement, dated as of July 31, 2014, among PTUS, Inc., PTCAN, Inc., the Company (f/k/a Primus Telecommunications Group, Incorporated) and JPMorgan Chase Bank, N.A.

“NA Telecom Purchase Agreement” shall mean that certain Equity Purchase Agreement, dated as of May 10, 2013, among PTUS, Inc., PTCAN, Inc., the Company (f/k/a Primus Telecommunications Group, Incorporated), Primus Telecommunications Holding, Inc., Primus Telecommunications International, Inc. and Lingo Holdings, Inc.

“Net Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of:

(1) brokerage commissions, underwriting commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants, consultants and investment bankers;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Subsidiaries;

(3) payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale or (except in the case of Collateral) to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold;

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; and

(5) payments of unassumed liabilities (not constituting Debt) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale.

“Non-Recourse Debt” means Debt:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” the guaranty of the Notes by a Subsidiary Guarantor pursuant to this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Documents” means this Indenture, the Notes and the Note Guarantees.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.03 hereof.

“Offering Memorandum” means that certain final Offering Memorandum of the Company, dated November 13, 2014.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Pari Passu Obligations” means, collectively, Debt constituting Obligations secured equally and ratably by Liens on the Collateral.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means:

(1) Harbinger Group, Inc. and Philip A. Falcone;

(2) any Affiliate of any Person specified in clause (1), other than another portfolio company thereof (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”;

(3) any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder; or

(4) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (1), (2) or (3) or any group in which the Persons specified in clauses (1), (2) or (3) and own more than a majority of the Voting Stock and Capital Stock held by such group.

“Permitted Investments” means:

(1) Investments outstanding on the Issue Date;

(2) the acquisition of accounts receivables owing to the Company or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(3) investments in cash and Cash Equivalents;

(4) negotiable instruments held for collection in the ordinary course of business;

(5) the making of lease, utility and other similar deposits in the ordinary course of business;

(6) Hedging Obligations;

(7) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company or the relevant Restricted Subsidiary, in aggregate amount not to exceed $2.0 million at any time outstanding (calculated without regard to write-downs or write-offs thereof); provided that, no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;

(8) Investments by (i) the Company in any Subsidiary Guarantor, (ii) any Restricted Subsidiary in the Company or any Subsidiary Guarantor, (iii) a Subsidiary of the Company that is not a Subsidiary Guarantor in any other Subsidiary of the Company that is not a Subsidiary Guarantor, (iv) Schuff in any of its Subsidiaries and any Subsidiary of Schuff in Schuff or any other Subsidiary of Schuff, and (v) Bridgehouse Marine in any of its Subsidiaries and any Subsidiary of Bridgehouse Marine in Schuff; provided that any Investment by the Company or any Subsidiary Guarantor in the form of a loan or advance shall be evidenced by an intercompany note and, in the case of a loan or advance by the Company or a Subsidiary Guarantor, pledged by such entity as Collateral pursuant to the Security Documents;

(9) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such the Company’s past practices that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(10) mergers and consolidations in compliance with Section 5.01 hereof;

(11) Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale;

(12) Investments consisting of licensing of Intellectual Property made in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries;

(13) Investments consisting of licensing or contribution of Intellectual Property;

(14) other Investments in an aggregate amount not to exceed $5.0 million on the date such Investments are made; and

(15) other Investments by the Company or any Restricted Subsidiary (x) in Schuff, in an amount not to exceed the amount required to purchase Schuff’s outstanding common stock not held by the Company as of October 7, 2014 or (y) so long as (i) no Default or Event of Default then exists or would result therefrom and (ii) after giving effect to such Investment on a Pro Forma Basis, the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors shall be at least the aggregate amount of unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors then required pursuant to Section 4.03 hereof.

“Permitted Liens” means:

(1) Liens existing on the Issue Date;

(2) Liens on the Collateral to secure Obligations in respect of the Notes (excluding any Additional Notes);

(3) Liens on the Collateral that rank pari passu with or junior to the Liens securing the Obligations in respect of the Notes and that secure Obligations in respect of Debt (including any Additional Notes) Incurred pursuant to clause (1) or (13) of the definition of Permitted Debt;

(4) Liens to secure any Permitted Refinancing Debt (or successive Permitted Refinancing Debt) as a whole, or in part, of any Obligations secured by any Lien referred to in clauses (2) or (3) of this definition;

(5) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Debt;

(6) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(7) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP;

(8) Liens incurred in the ordinary course of business not securing Debt and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and the Restricted Subsidiaries;

(9) (9) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any other Restricted Subsidiary;

(10) Liens on property or the Equity Interests of any Person at the time the Company or any Restricted Subsidiary acquires such property or Person, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(11) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary;

(12) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Debt for borrowed money that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(13) extensions, renewals or replacements of any Liens referred to in clauses (1), (9) or (10) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; and

(14) other Liens (not on the Collateral) securing obligations in an aggregate amount not exceeding $5.0 million;

(15) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(16) Liens securing office leases and office furniture and equipment in an aggregate amount not to exceed $1.0 million;

(17) Liens on property securing Debt permitted pursuant to Section 4.11(b)(14), (15), (16), (17), (18), or (19); provided, however, that (i) with respect to 4.11(b)(14), such Liens only extend to the property that is the subject of the Capital Lease; (ii) with respect to 4.11(b)(15), such Liens only extend to the property of such target or its Subsidiaries; (iii) with respect to 4.11(b)(16), such Liens only extend to property of Schuff and its Subsidiaries; (iv) with respect to 4.11(b)(17) and (18), such Liens shall be limited to property of Bridgehouse Marine and its Subsidiaries, or ANG and its Subsidiaries, respectively, that are the subject of such Purchase Money Obligations and (v) with respect to 4.11(b)(19), such Liens shall be limited to the property of such Restricted Subsidiary Incurring such Debt.

(18) Liens consisting of deposits made in the ordinary course of business to secure liability to insurance carriers;

(19) Liens arising by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution. and

(20) Liens securing Debt of Restricted Subsidiaries that are not Subsidiary Guarantors permitted to be incurred under Section 4.11 provided such Liens do not extend to any property of the Company or any Subsidiary Guarantor.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledge Agreement” means the Pledge and Security Agreement dated as of the date of this Indenture, as such agreement may be amended, modified or supplemented from time to time.

“Pledged Collateral” means:

(1) all Equity Interests owned by the Company or a Subsidiary Guarantor (which in the case of any equity interest in any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such Foreign Subsidiary) and the related rights and privileges associated therewith;

(2) all equipment, goods and inventory owned by the Company or a Subsidiary Guarantor;

(3) all cash and investment securities owned by the Company or a Subsidiary Guarantor;

(4) all documents, books and records, instruments and chattel paper owned by the Company or a Subsidiary Guarantor;

(5) all general intangibles owned by the Company or a Subsidiary Guarantor; and

(6) any proceeds and supporting obligations thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means, with respect to any determination under this definition as of any date, that pro forma effect shall be given to each asset acquisition, each Investment, each issuance, incurrence, assumption or permanent repayment of Debt (including Debt issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated) and each Asset Sale that have occurred at the Company or any Restricted Subsidiary or any Person that has become a Restricted Subsidiary during the applicable four consecutive fiscal quarter period (with respect to any calculation of EBITDA) or subsequent to the end of such four consecutive fiscal quarter period or balance sheet date, as applicable, but prior to or simultaneously with the event for which a determination under this definition is being made, as if each such event had occurred on the first day of such four consecutive fiscal quarter period or balance sheet date, as applicable.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Debt (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets provided, however, that such Debt is incurred within 180 days after such acquisition, installation, construction or improvement of such fixed or capital assets (including Equity Interests of any person owning the applicable fixed or capital assets) by such person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests. For the avoidance of doubt, the Company’s Qualified Equity Interests shall include, but is not limited to, the Convertible Preferred Stock.

“Rating Agencies” means S&P and Moody’s; provided that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property’’ shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1) any controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) having direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the Securities and Exchange Commission.

“Security Documents” means (i) the Pledge Agreement, (ii) the Collateral Trust Agreement, (iii) the Mortgages and (iv) any other mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, joinders, agency agreements, control agreements, financing statements and other instruments and documents pursuant to which a security interest in any assets of any Person is granted or Collateral is pledged, assigned or granted to the Collateral Trustee, in each case, to secure the Obligations under the Notes Documents, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date, substituting 20 percent for 10 percent in the tests used therein to determine significant subsidiary.

“Schuff” means Schuff International, Inc., a Delaware corporation.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).

“Subsidiary Guarantor” means each Subsidiary that executes a supplemental indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guarantee pursuant to Section 5.01 hereof, in each case unless and until such Subsidiary Guarantor is released from its Note Guarantee pursuant to the Section 11.05 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as the same may be amended.

“Treasury Rate” means as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 1, 2016; provided, however, that if the period from the redemption date to December 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Debt other than Non-Recourse Debt;

(2) except as permitted by Section 4.13 hereof is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Debt of the Company or any of its Restricted Subsidiaries.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.16
“Change of Control Payment”	4.16
“Change of Control Payment Date”	4.16
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.12
“incur”	4.11
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.11
“Purchase Date”	3.09
“Registrar”	2.03
“Related Party Transaction”	4.13
“Restricted Payments”	4.09
“Suspended Covenants”	4.23
“Suspension Period”	4.23

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Article 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR OT THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER

THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.12, 4.17 and 9.04 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Article 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, DTC (or any successor thereof) will select Notes for redemption or purchase in accordance with its customary procedures unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by DTC from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.08 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such redemption date be delayed to a date later than 60 days after the date on which such notice was mailed), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become, subject to such Section 3.03, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05 Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent an amount of money in immediately available funds sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time and from time to time prior to December 1, 2016, the Company may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

(b) At any time prior to December 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from an Equity Offering by the Company; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option prior to December 1, 2016.

(d) On or after December 1, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	108.250%
2017	105.500%
2018 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e) Any redemption pursuant to this Section 3.07 or 4.16(e) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.12 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.12 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Article 4

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Maintenance of Liquidity.

The Company will not permit the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors to be less than the Company’s obligation to pay interest on the Notes and all other Debt (including mandatory cash dividends under the Convertible Preferred Stock or any other mandatory cash pay Preferred Stock but excluding any obligation to pay interest on Convertible Preferred Stock or any other mandatory cash pay Preferred Stock which, in each case, may be paid by accretion or in-kind in accordance with its terms) of the Company and its Subsidiary Guarantors for the next twelve months; provided, however, that the Company will not permit, (x) prior to the first anniversary of the Issue Date and (y) on and as of any date after the first anniversary of the Issue Date for so long as the Collateral Coverage Ratio calculated on a Pro Forma Basis as of the last day of the immediately prior fiscal quarter of the Company is at least 2.00 to 1.00, the aggregate amount of all unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors to be less than the Company’s obligation to pay interest on the Notes and all other Debt (including mandatory cash dividends under the Convertible Preferred Stock or any other mandatory cash pay Preferred Stock but excluding any obligation to pay interest on Convertible Preferred Stock or any other mandatory cash pay Preferred Stock which, in each case, may be paid by accretion or in-kind in accordance with its terms) of the Company and its Subsidiary Guarantors for the next six months. In the case any such Debt bears interest at a floating rate, the Company may assume that the reference interest rate in effect on the applicable date of determination will be in effect for the remainder of such period.

Section 4.04 Maintenance of Collateral Coverage.

The Company will not permit the Collateral Coverage Ratio calculated on a Pro Forma Basis as of the last day of each fiscal quarter of the Company beginning with the fiscal quarter ending December 31, 2014 to be less than 1.25 to 1.00.

Section 4.05 Reports.

(a) If the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and noteholders with, or electronically file with the SEC, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports on Form 8-K.

(b) If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and noteholders with, within the time periods specified in the SEC’s rules and regulations:

(1) substantially all the information that would be required to be contained in quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports (but only to the extent similar information was provided in the Offering Memorandum), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Company (but not for any subsidiaries on a stand-alone basis) and, with respect to annual information only, a report thereon by the Company’s certified independent accountants; provided, however, such reports (A) will not be required to contain information required by Items 1B, 4, 5, 9A, or 14 of Form 10-K or Items 2 or 4 of Part II of Form 10-Q and (B) will not be required to contain information required by Items 10 and 11 of Form 10-K (relating to management compensation) but in lieu of such information will include information of the type and scope contained in the Offering Memorandum under the caption “Management;”

(2) substantially all the information that would be required to be contained in current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; provided, however, that (A) no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to the noteholders or to the business, assets, operations, financial positions or prospects of the Company and their Restricted Subsidiaries, taken as a whole and (B) such reports will not be required to contain information required by Items 2.02, 3.01, 3.02 of Form 8-K or Items 5.02(c), (d) or (e) (except to the extent similar information is contained in the Offering Memorandum under the caption “Management”) of Form 8-K.

(c) The foregoing reports under clause (b) will not (A) be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e)(l)(ii) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (B) be required to contain the separate financial information for subsidiaries contemplated by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC or (C) be required to contain information required by Item 601 of Regulation S-K.

(d) In addition, whether or not required by the SEC, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (a) and (b) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request. The Company also will arrange and participate in quarterly conference calls, beginning with the three months ended December 31, 2014, to discuss its results of operations with Holders of the Notes, beneficial owners of the Notes, prospective purchasers of the Notes, securities analysts and market makers no later than 15 days following the date on which each of the quarterly and annual financial statements are made available as provided above. Dial-in conference call information will be included in or provided together with such financial statements.

(e) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or to hold a conference call required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification or holding of such conference call as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed or such conference call is held); provided that such cure shall not otherwise affect the rights of the Holders under Article 6 hereof if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(g) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

(h) If at any time the Notes are guaranteed by a direct or indirect parent company of the Company, and such company has furnished the financial reports described herein with respect to such company as required by this section as if such company were the Company (including any financial information required hereby), the Company shall be deemed to be in compliance with the provisions of this section. Any information filed with, or furnished to, the SEC within the time periods specified in this section shall be deemed to have been made available as required by this section, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this section. If the Company or a direct or indirect parent of the Company files with or furnishes to the SEC (a) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to the relevant fiscal year; (b) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to the relevant fiscal quarter; and (c) a current report on Form 8-K with respect to any of the events required by the SEC to be described therein that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this section with respect to such event; provided, in each case of clause (a) through (c), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of the Company.

Section 4.06 Compliance Certificate.

(a) The Company and each Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default of the Company in the performance of its obligations contained in this Indenture, a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.05 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith, and in any event within five Business Days of any Officer’s becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.07 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.08 Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the

Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.09 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or any of its Subsidiaries; (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt of the Company or any Subsidiary Guarantor except a payment of interest or principal at Stated Maturity or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default has occurred and is continuing;

(2) the Collateral Coverage Ratio calculated on a Pro Forma Basis, tested as of the date of such Restricted Payment, would be no less than 2.00 to 1.00; and

(3) the aggregate amount expended for all Restricted Payments, made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of (without duplication):

(A) 50% of the aggregate amount of the Company’s Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the first fiscal quarter commencing after the Issue Date and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available; plus

(B) subject to paragraph (C), the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company (other than from a Subsidiary) after the Issue Date (i) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company or (ii) as a contribution to its common equity (other than Equity Interests sold to a Subsidiary and other than contributions to its common equity made for the purpose of compliance with Sections 4.03 and 4.04 hereof); plus

(C) $5 million.

The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined by the Company in good faith or, if such fair market value may exceed $7.5 million, by the Board of Directors of the Company.

(b) The provisions of Section 4.09(a) hereof will not prohibit:

(1) the payment of any dividend, distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the notice of redemption, as applicable, if, at the date of declaration or notice, such payment would comply with paragraph (a);

(2) dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable than pro rata to the Company, to all holders of any class of Capital Stock of such Person;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests (including the Convertible Preferred Stock) of the Company or any direct or indirect parent in exchange for, or out of the proceeds of (i) an offering (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Qualified Equity Interests of the Company or (ii) a contribution to the common equity capital of the Company;

(5) the making of any Restricted Payment in exchange for, or out of the proceeds of, (i) an issuance (occurring within 60 days of such Restricted Payment) of Qualified Equity Interests of the Company or (ii) a contribution to the common equity capital of the Company;

(6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any of its Restricted Subsidiaries held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates of the Company or such Restricted Subsidiary), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year, commencing with the fiscal year during which the Issue Date occurred, does not exceed an aggregate amount equal to the sum of (x) $5.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (6) in the prior fiscal year commencing with the fiscal year during which the Issue Date occurred; provided that amounts permitted but not made shall not be counted for purposes of this clause (y) for any fiscal year other than the immediately preceding fiscal year;

(7) the repurchase of any Subordinated Debt at a purchase price not greater than (x) 101% of the principal amount thereof in the event of a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.16 hereof or (y) 100% of the principal amount thereof in the event of an Asset Sale pursuant to a provision no more favorable to the holders thereof than Section 4.12 hereof; provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase;

(8) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $1.0 million;

(9) (a) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof (or related withholding taxes) and (b) Restricted Payments by the Company or any Restricted

Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of the Company or any Restricted Subsidiary in an aggregate amount under this clause (b) not to exceed $1.0 million;

(10) payment of dividends or distributions on Disqualified Equity Interests of the Company or any Subsidiary Guarantor and payment of any redemption price or liquidation value of any Disqualified Equity Interest when due in accordance with its terms, in each case, to the extent that such Disqualified Equity Interest was permitted to be Incurred in accordance with the provisions of this Indenture;

(11) the payment of dividends on Qualified Equity Interests of up to 8.0% per annum of the greater of the gross proceeds received by the Company from any offering or sale of such Qualified Equity Interests after the Issue Date or the accreted value of such Equity Interests (provided that the aggregate amount of dividends paid on such Qualified Equity Interests shall not exceed the proceeds therefrom received by the Company after the Issue Date); and

(12) dividends made by the Company in accordance with the Convertible Preferred Stock Documents in effect on the Issue Date; provided that dividends payable in cash pursuant to this clause (12) may only be paid with respect to Convertible Preferred Stock outstanding as of the Issue Date; provided, further, that if such Convertible Preferred Stock Documents are amended or supplemented any such dividend shall be permitted pursuant to this clause (12) so long as any such amendments or supplements does not increase such dividends payable pursuant to the Convertible Preferred Stock Documents;

provided that, in the case of clauses (6), (7), (10), (11) and (12), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4) or (5) of paragraph (b). Restricted Payments permitted pursuant to clauses (2) through (9) and (11) of paragraph (b) will not be included in making the calculations under clause (3) of paragraph (a).

(d) For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (12) above, or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company will be entitled to divide, classify or re-classify (based on circumstances existing at the time of such re-classification) such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the paragraph (a) of this covenant.

Section 4.10 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in Section 4.10(b), the Company will not, and will not permit any of its Restricted Subsidiaries to create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Company or any other Restricted Subsidiaries;

(2) pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary;

(3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The restrictions in Section 4.10(a) hereof will not apply to any encumbrances or restrictions:

(1) existing on the Issue Date in this Indenture or any other agreements in effect on the Issue Date, and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(2) existing under or by reason of applicable law, rule, regulation or order;

(3) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Subsidiary, which encumbrances or restrictions are not applicable to any other Person or the property or assets of any other Person (other than Subsidiaries of such Person) and any extensions, renewals, replacements, or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the noteholders than the encumbrances or restrictions being extended, renewed, replaced or refinanced;

(4) of the type described in clause (a)(4) arising or agreed to in the ordinary course of business (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (ii) by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, the Company or any Subsidiary;

(5) with respect to a Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Subsidiary that is not prohibited by Section 4.12 hereof;

(6) existing pursuant to customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(7) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(8) existing pursuant to purchase money and capital lease obligations for property acquired in the ordinary course of business;

(9) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Subsidiary or the assets or property of any other Subsidiary;

(10) pursuant to agreements governing other Debt not prohibited to be incurred under Section 4.11 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein do not materially adversely affect the ability of the Company to make interest, principal and redemption payments on the Notes; and

(11) with respect to clause (4) above, customary encumbrances, restrictions or conditions with respect to the leasing of vessels similar to those contained in the credit documents evidencing Debt permitted under Section 4.11(b)(17) and (19).

(c) For purposes of determining compliance with this Section 4.10, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other Preferred Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Company or any Subsidiary to other Debt Incurred by the Company or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 4.11 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, nor will it permit any of its Restricted Subsidiaries, to Incur any Debt.

(b) Notwithstanding the provisions of Section 4.11(a), the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt of the Company or any Subsidiary Guarantor constituting Pari Passu Obligations for which the Authorized Representative of such Debt holders has executed a joinder to the Collateral Trust Agreement as set forth in Article 10 hereof; provided that, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, (a) until the second anniversary of the Issue Date, the Collateral Coverage Ratio, as determined on a Pro Forma Basis, is not less than 1.75 to 1.0 and (b) thereafter, the Collateral Coverage Ratio, as determined on a Pro Forma Basis, is not less than 2.00 to 1.00;

(2) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Subsidiary Guarantor is the obligor on such Debt and the payee is not the Company or a Subsidiary Guarantor, such Debt must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Debt to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.11(b)(2)(B);

(3) Unsecured Debt of the Company or any Subsidiary Guarantor; provided that (a) such Debt has a Stated Maturity after the Stated Maturity of the Notes and (b) on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Collateral Coverage Ratio, as determined on a Pro Forma Basis, calculated as if all Debt of the Company and the Subsidiary Guarantors outstanding at such time was included in clause (ii) of the definition of Collateral Coverage Ratio, is not less than 1.25 to 1.0;

(4) Debt of the Company pursuant to the Notes (other than Additional Notes) and Debt of any Subsidiary Guarantor pursuant to a Note Guarantee (including Additional Notes);

(5) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the foregoing, for purposes of this clause, “refinance”) then outstanding Debt in an amount not to exceed the principal amount of the Debt so refinanced, plus interest, premiums, fees and expenses; provided that

(A) in case the Debt to be refinanced is Subordinated Debt, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced, and

(C) Debt Incurred pursuant to clauses (2), (6), (7), (9), (10), (11), (12) and (14) may not be refinanced pursuant to this clause;

(6) Hedging Agreements of the Company or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of managing risks associated with the business of the Company or its Subsidiaries and not for speculation;

(7) Debt of the Company or any Restricted Subsidiary with respect to (A) letters of credit and bankers’ acceptances issued in the ordinary course of business and not supporting other Debt, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets;

(8) Debt of the Company and any Restricted Subsidiary outstanding on the Issue Date (and not otherwise constituting Permitted Debt);

(9) The Guarantee by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of the Company, to the extent that the guaranteed Debt was permitted to be incurred by another provision of this covenant; provided that if the Debt being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed;

(10) Debt of the Company or any Subsidiary Guarantor Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed the greater of $15.0 million and 5% of the Loan Collateral (calculated as of the most recent date the value of the Loan Collateral was determined);

(11) Debt arising from endorsing instruments of deposit and from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, in the ordinary course of business; provided that such Debt is extinguished within five business days of Incurrence;

(12) Debt of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums;

(13) Contribution Debt;

(14) Debt, which may include Capital Leases, Incurred on or after the Issue Date no later than 180 days after the date of purchase, or completion of construction or improvement of property, for the purpose of financing all or any part of the purchase price or cost of construction or improvement; provided that the principal amount of any Debt Incurred pursuant to this clause (14) at any one time outstanding may not exceed $10.0 million less (b) the aggregate outstanding amount of Permitted Refinancing Debt Incurred to refinance Debt Incurred pursuant to this clause;

(15) Debt of a target or any of its Subsidiaries that becomes a Restricted Subsidiary on or after the date hereof; provided that such Debt (i) exists at the time such person becomes a Restricted Subsidiary, (ii) is not created in anticipation or contemplation of such person becoming a Restricted Subsidiary and (iii) is not directly or indirectly recourse to any of the Company or the Subsidiary Guarantors or any of their respective assets, other than to the person that becomes a Subsidiary;

(16) Debt of Schuff and its Subsidiaries Incurred under the Second Amended and Restated Credit and Security Agreement, dated August 14, 2014, as amended refinanced or replaced from time to time, in an aggregate principal amount not to exceed the greater of $70.0 million and the Borrowing Base;

(17) Debt of Bridgehouse Marine and its Subsidiaries in an aggregate amount of Purchase Money Obligations, the proceeds of which are used solely to pay the cash consideration for the acquisition or construction of vessels; provided, however, that the amount of such Debt does not exceed 75% the cost of such acquisition or construction, as the case may be;

(18) Debt of ANG Holdings and its Subsidiaries in an aggregate amount of Purchase Money Obligations, the proceeds of which are used solely to pay the cash consideration for the acquisition or construction of gas distribution facilities and related assets; provided, however, that the amount of such Debt does not exceed 65% the cost of such acquisition or construction, as the case may be;

(19) Debt of the Company’s Restricted Subsidiaries (other than Schuff, Bridgehouse Marine and ANG) in an aggregate amount for each such Restricted Subsidiary at the time of Incurrence does not, when taken together with any other Debt of such Restricted Subsidiary, exceed 1.0 times such Restricted Subsidiary’s EBITDA for the last four quarters for which internal financial statements are available; and

(20) Debt of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount outstanding at any time not to exceed the greater of (x) $15.0 million and (y) 5% of the Loan Collateral (calculated as of the most recent date the value of Loan Collateral was determined).

(c) Notwithstanding any other provision of this Section 4.11, for purposes of determining compliance with this covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt or the financial measure denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated or based on a financial measure in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced (including, for the avoidance of doubt, interest, premium, fees and expenses). The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

(d) In the event that an item of Debt meets the criteria of more than one of the types of Debt described in this covenant, the Company, in its sole discretion, will classify items of Debt and will only be required to include the amount and type of such Debt in one of such clauses and the Company will be entitled to divide and classify an item of Debt in more than one of the types of Debt described in this covenant, and may, at any time after such Incurrence (based on circumstances existing at such time), change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this covenant at any time. If any Contribution Debt is redesignated as Incurred under any provision other than clause (13) of paragraph (b), the related issuance of Equity Interests may be included in any calculation under Section 4.09(a)(3)(B).

(e) Neither the Company nor any Subsidiary Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Subsidiary Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms. This does not apply to distinctions between categories of Debt that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Debt.

Section 4.12 Asset Sales.

(a) Neither the Company nor any of its Restricted Subsidiaries will make any Asset Sale unless the following conditions are met:

(1) The Asset Sale is for fair market value, as determined by the Company or the applicable Restricted Subsidiary, which determination, if in excess of $7.5 million, shall be set forth in an Officer’s Certificate executed on behalf of the Company or such Restricted Subsidiary by the Chief Financial Officer or the Chief Operating Officer of the Company or such Restricted Subsidiary, as the case may be.

(2) At least 75% of the consideration consists of Cash Equivalents received at closing or Replacement Assets (provided that if the assets subject to such Asset Sale were Collateral immediately prior to such Asset Sale, then such Replacement Assets or Equity Interests of any direct Subsidiary that directly or indirectly owns such Replacement Assets are pledged as Collateral pursuant to the Security Documents). For purposes of this Section 4.12(a)(2), each of the following shall be deemed to be Cash Equivalents:

(A) the assumption by the purchaser, or cancellation, of Debt or other obligations (other than Subordinated Debt) of the Company or a Restricted Subsidiary pursuant to a customary novation agreement or acknowledgment of such cancellation; provided that such cancellation permanently retires such Debt (and in the case of a revolving credit facility, permanently reduces the commitment thereunder by such amount),

(B) instruments or securities received from the purchaser that are promptly, but in any event within 120 days of the closing, converted by the Company to Cash Equivalents, to the extent of the Cash Equivalents actually so received and

(C) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of $10.0 million and 3.5% of the Loan Collateral (calculated as of the most recent date the value of the Loan Collateral was determined) at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) (provided that if the assets subject to such Asset Sale were Collateral immediately prior to such Asset Sale, then such Designated Non-cash Consideration are pledged as Collateral pursuant to the Security Documents).

(b) Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used (a) to permanently repay, reduce, prepay or redeem Debt of a Subsidiary that is not a Subsidiary Guarantor, other than Debt owed to the Company or another Subsidiary, (b) to acquire all or substantially all of the assets of an operating business, a majority of the Voting Stock of another Person that thereupon becomes a Restricted Subsidiary engaged in an operating business or to make other Investments in Persons other than Permitted Holders in the ordinary course of business (collectively, “Replacement Assets”) or (c) by a Restricted Subsidiary to purchase an operating business, to make capital expenditures or otherwise acquire long-term assets that are to be used in an operating business (which assets or Voting Stock shall be pledged as Collateral if the assets subject to such Asset Sale were Collateral immediately prior to such Asset Sale); provided that in the case of clause (b) or (c) above, a binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment so long as the Company or other such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment, provided, further, that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within 180 days of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

(c) The Net Cash Proceeds of an Asset Sale not applied within the time periods set forth in and pursuant to Section 4.12(b) shall constitute “Excess Proceeds”. Until the aggregate amount of Excess Proceeds exceeds $20.0 million, all or any portion of such Excess Proceeds may be used or invested in the manner described in Section 4.12(b) and such invested amount shall no longer be considered Excess Proceeds. When accumulated Excess Proceeds equals or exceeds $20.0 million, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to:

(1) accumulated Excess Proceeds, multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding principal amount of the Notes and (y) the denominator of which is equal to the outstanding principal amount of the Notes and all Pari Passu Obligations secured by Liens on the Collateral and owed to anyone other than the Company, a Restricted Subsidiary or any Permitted Holder similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000.

(d) The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, by lot or any other method that the Trustee in its sole discretion deems fair and appropriate with adjustments so that only Notes in multiples of $1,000 principal amount will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture. An “Offer to Purchase” must be made by written offer, which will specify the principal amount of Notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five business days after the expiration date. The offer will also contain instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.

(e) Notwithstanding the foregoing, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Restricted Subsidiary (x) are prohibited, delayed or restricted by applicable U.S., foreign or local law or regulation or a limitation not prohibited by Section 4.10 hereof (a “Dividend Restriction”), from being repatriated or distributed to the Company, or (y) would result in a material adverse tax consequence under U.S., foreign or local law or regulation (a “Material Tax Consequence”), the portion of such Net Proceeds so affected will not be required to be applied in accordance with this covenant but may be retained by the applicable Restricted Subsidiary so long, but only so long, as applicable U.S., foreign or local law or regulation or a Dividend Restriction prohibits, delays or restricts such repatriation or distribution to the Company or such repatriation or distribution to the Company would result in a Material Tax Consequence (the Company hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions required by the applicable U.S., foreign or local law or regulation to permit such repatriation or distribution), and once such repatriation or distribution of any of such affected Net Proceeds is not prohibited, delayed or restricted under applicable U.S., foreign or local law or regulation or a Dividend Restriction and would not result in a Material Tax Consequence, such repatriation or distribution will be effected and such repatriated or distributed Net Proceeds will be promptly applied in accordance with this covenant if such Net Proceeds have not already been applied in accordance with Sections 4.12(a) through (d) above; and (ii) if such Restricted Subsidiary is not wholly-owned by the Company, such Net Proceeds shall be reduced by any amounts required to be paid to Persons other than the Company prior to, or in connection with, a distribution of Net Proceeds to the Company. For the avoidance of doubt, “foreign or local law or regulation” shall include, without limitation, any requirement of the U.K. Pension Regulator or similar authority.

(f) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.12, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this covenant by virtue of such compliance.

Section 4.13 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”), involving payments or consideration in excess of $2.5 million except upon fair and reasonable terms that taken as a whole are no less favorable to the Company or the Restricted Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $7.5 million must first be approved by a majority of the relevant Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution delivered to the Trustee. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $20.0 million, the Company must in addition obtain and deliver to the Trustee a favorable written opinion from a nationally recognized investment banking, appraisal, or accounting firm as to the fairness of the transaction to the Company and its Restricted Subsidiary from a financial point of view.

(c) The foregoing Sections 4.13(a) and (b) do not apply to:

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) the payment by the Company or one of its Restricted Subsidiaries of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company or any Restricted Subsidiary who are not employees of the Company or such Restricted Subsidiary;

(3) any Restricted Payments permitted by Section 4.09 hereof;

(4) transactions or payments, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements by the Company or a Restricted Subsidiary entered into in the ordinary course of business, or approved by the Board of Directors of the Company or the applicable Restricted Subsidiary;

(5) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and any applicable Restricted Subsidiary than those in effect on the date of this Indenture;

(6) the entering into of a customary agreement providing registration rights to the direct or indirect stockholders of the Company or any Restricted Subsidiary and the performance of such agreements;

(7) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Company or a Restricted Subsidiary to any Person or any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Equity Interests (other than Disqualified Equity Interests) of the Company or such Restricted Subsidiary or any contribution to the capital of the Company or a Restricted Subsidiary;

(8) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith for the sole purpose of improving the tax efficiency of the Company and its Restricted Subsidiaries;

(9) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (B) transactions with joint ventures entered into in ordinary course of business and consistent with past practice or industry norm or (C) any management services or support agreement entered into on terms consistent with past practice or approved by a majority of the Board of Directors of the Company or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith;

(10) transactions permitted by, and complying with, the provisions of Section 5.01 hereof, or any merger, consolidation or reorganization of the Company or a Restricted Subsidiary with an Affiliate, solely for the purposes of reincorporating the Company or such Restricted Subsidiary in a new jurisdiction;

(11) (a) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or the Restricted Subsidiary; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary on any matter involving such other Person or (b) transactions entered into with any of the Company’s or its Restricted Subsidiaries or Affiliates for shared services, facilities and/or employee arrangements entered into on commercially reasonable terms (as determined in good faith by the Company or the applicable Restricted Subsidiary);

(12) payments by the Company or any Restricted Subsidiary to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arms’-length terms and are approved by a majority of the members of the Board of Directors of the Company or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith;

(13) any transaction pursuant to which any Affiliate provides the Company and/or its Subsidiaries, at cost, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services, which transaction is approved by a majority of the members of the Board of Directors of the Company or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith;

(14) the entering into of customary investment management contracts between an Affiliate and any Restricted Subsidiary of the Company that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by such Affiliate), which investment management contacts are entered into on commercially reasonable terms and approved by a majority of the members of the Board of Directors of the Company or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith; and

(15) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) above.

Section 4.14 Liens.

(a) Neither the Company nor any of its Restricted Subsidiaries will, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired.

(b) For purposes of determining compliance with this Section 4.14, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt, Disqualified Equity Interests or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens,” the Company shall, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Debt secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Debt will be treated as being Incurred or existing pursuant to only one of such clauses.

(c) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt provided that such Increased Amount is otherwise permitted to be Incurred. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in subclause (7) of the definition of “Debt.”

Section 4.15 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.16 Repurchase of Notes Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or a higher multiple of $1,000) of that Holder’s Notes pursuant to a the terms set forth in this Indenture (a “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment (such payment, a “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail or deliver electronically a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically, pursuant to the procedures required by this Indenture and described in such notice. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

(b) On or before the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

(c) The paying agent will promptly mail or wire transfer to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that such new note will be in a principal amount of $2,000 or a higher integral multiple of $1,000.

(d) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given with respect to all the Notes pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(f) Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled at the option of the Company. Notes purchased by a third party pursuant to this Section 4.16 will have the status of Notes issued and outstanding.

(g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

Section 4.17 Limitation on Sale and Leaseback Transactions.

(a) Neither the Company nor any of its Restricted Subsidiaries will enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or the Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.17 hereof, and

(2) create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 4.14 hereof, in which case, the corresponding Debt and Lien will be deemed Incurred pursuant to those provisions.

Section 4.18 Additional Note Guarantees.

If any Domestic Subsidiary of the Company Guarantees any Debt of the Company or a Subsidiary Guarantor after the date of this Indenture, then that Domestic Subsidiary will within 15 business days of the date on which it Guarantees any Debt of the Company or a Subsidiary Guarantor (i) execute and deliver to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Domestic Subsidiary will guarantee the Notes, and (ii) execute and deliver to the Collateral Trustee joinder agreements or other similar agreements with respect the applicable Security Documents. Each Guarantee shall be automatically released as described under Section 11.05. The form of such supplemental indenture is attached as Exhibit F hereto.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.09 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.09. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Debt is not permitted to be incurred as of such date under Section 4.11 hereof the Company will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Debt is permitted under Section 4.11 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20 Advances to Subsidiaries.

All advances to Restricted Subsidiaries made by the Company after the date of this Indenture will be evidenced by intercompany notes in favor of the Company. These intercompany notes will be pledged pursuant to the Security Documents as Collateral to secure the Notes. Repayments of principal with respect to any intercompany notes will be required to be pledged pursuant to the Security Documents as Collateral to secure the Notes until such amounts are advanced to a Subsidiary in accordance with this Indenture.

Section 4.21 Real Estate Mortgages and Filings

With respect to any Mortgaged Property owned in fee by the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall use commercially reasonable efforts to, within 90 days of the later of (x) the Issue Date and (y) the acquisition thereof:

(1) deliver to the Collateral Trustee, as mortgagee, for the benefit of the Holders of the Notes, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Subsidiary Guarantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2) deliver to the Collateral Trustee, (i) mortgagee’s title insurance policies in favor of the Collateral Trustee in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available and issued at commercially reasonable rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(3) other than with respect to any Premises owned by the Company or a Subsidiary Guarantor on the Issue Date, deliver to the Collateral Trustee either (i) new ALTA surveys or (ii) the most recent existing surveys of such Premises, together with either (y) an updated survey certification in favor of the Collateral Trustee from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (z) an affidavit and/or indemnity from the Company or the applicable Subsidiary Guarantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or such Subsidiary Guarantor, as applicable, of such Premises for the Company or such Subsidiary Guarantor’s business as so conducted at such Premises and in each case (i) and (ii), in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey-related exceptions from such policies and issue the survey, survey-related, and other endorsements required pursuant to clause (2) above to such policy;

(4) deliver opinions of counsel to the Collateral Trustee in the jurisdictions where such Premises are located and the jurisdiction of the Company or the applicable Subsidiary Guarantor, as the case may be, in each case, in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Company or such Subsidiary Guarantor, (ii) constitutes a legal, valid, binding and enforceable obligation of the Company or such Subsidiary Guarantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby;

(5) deliver to the Collateral Trustee FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance;

(6) such other information, documentation, and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages; and

(7) deliver to the Collateral Trustee an Officers’ Certificate that the foregoing requirements have been satisfied.

Section 4.22 Further Assurances; Insurance.

(a) The Company and each Subsidiary Guarantor will take such further actions with respect to the Collateral, and execute and/or deliver to the Collateral Trustee and/or file such additional mortgages, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as may be required from time to time in order to:

(1) create, perfect, preserve and protect the security interest in the Collateral and the rights and interests of the Collateral Trustee under the Security Documents;

(2) carry into effect the purposes of the Security Documents or better to assure and confirm the validity, enforceability and priority of the Collateral Trustee’s security interest in the Collateral as provided in the Security Documents;

(3) permit the Collateral Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral in accordance with the Security Documents, including the filing of financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created in the Collateral (provided, however, that it shall be the Company’s obligation to make all such filings) and, to the extent required by the Security Documents, the execution and delivery of Control Agreements; and

(4) perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Trustee hereunder, as against third parties, with respect to the Collateral.

(b) Upon the exercise by the Trustee or any Holder of any power, right, privilege or remedy under this Indenture, or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company will execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company for such governmental consent, approval, recording, qualification or authorization.

(c) the Company and each Subsidiary Guarantor will keep their respective properties adequately insured at all times by financially sound and reputable insurers (including title insurance), maintain such liability and other insurance as is customary for companies in the same or similar business operating in the same or similar locations and maintain such other insurance as may be required by law. Upon request, the Company and the other Subsidiary Guarantors will furnish to the Collateral Trustee full information as to their insurance carriers and policies.

Section 4.23 Effectiveness of Covenants.

(a) After the Issue Date, following the first day: (i) the Notes have Investment Grade Ratings from both Rating Agencies; and (ii) no Default has occurred and is continuing under this Indenture; the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.09, 4.10, 4.11, 4.12, 4.13, and 5.01(a)(3) (collectively, the “Suspended Covenants”).

(b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the ‘‘Reversion Date’’) the condition set forth in 4.23(a)(i) is no longer satisfied, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events.

(c) On each Reversion Date, all Debt Incurred during such time as the covenants referenced in Section 4.24(a) are suspended (a “Suspension Period”) prior to such Reversion Date will be deemed to be Debt Incurred pursuant to Section 4.11(b)(8) hereof. For purposes of calculating the amount available to be made as Restricted Payments under Section 4.09(a)(3) hereof, calculations under such covenant shall be made as though such covenant had been in effect during the Suspension Period. Restricted Payments made during the Suspension Period not otherwise permitted pursuant to Section 4.09(b), or permitted under Section 4.09(b)(1), (10) and (12), will reduce the amount available to be made as Restricted Payments under Section 4.09(a)(3). For purposes of the Section 5.01 hereof, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reversion Date after a Suspension Period based solely on events that occurred during the Suspension Period).

(d) During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture, unless such designation would have complied with Section 4.09 hereof as if such Section 4.09 would have been in effect during such period.

(e) The Company shall deliver to the Trustee an Officers’ Certificate notifying the Trustee of any Reversion Date or the commencement of any Suspension Period and certifying that such suspension or reinstatement complied with the foregoing provisions, and in no event shall the Trustee be charged with the knowledge of such Suspension Period or Reversion Date, except to the extent that a Trust Officer has received such Officers’ Certificate. In the case of a Suspension Period such notice shall list the Suspended Covenants.

Article 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Company shall not, directly or indirectly: (i) consolidate or merge with or into another Person; (ii) sell, convey, transfer or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or (iii) permit any Person to merge with or into the Company, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under this Indenture and the Notes;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person would be in compliance with Sections 4.03 and 4.04 hereof (calculated as if the date of the transaction was a date on which the covenant in Section 4.04 hereof is required to be tested); and

(4) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (on which the Trustee may conclusively and exclusively rely), each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture; provided, that clauses (2) and (3) do not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a Resolution of the Board of Directors, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) The foregoing clauses (a) and (b) shall not apply to (i) any transfer of assets among the Company and a Subsidiary Guarantor, (ii) any transfer of assets among Subsidiary Guarantors or (iii) any transfer of assets by a Subsidiary that is not a Subsidiary Guarantor to (x) another Subsidiary that is not a Subsidiary Guarantor or (y) the Company or any Subsidiary Guarantor.

(d) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

Article 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(a) the Company defaults in the payment of the principal of any note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b) the Company defaults in the payment of interest on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(c) failure by the Company to comply with the provisions of Sections 4.12 or 4.16 hereof or failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

(d) failure by the Company to comply with the provisions of Sections 4.03 or 4.04 hereof and such default or breach is not cured within (i) 45 days after the date of any default under Section 4.04 or (ii) 15 days after the date of any default under Section 4.03 (it being understood that the date of default in the case of covenants tested at the end of a fiscal period is the last day of such fiscal period);

(e) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture, the Pledge Agreement or under the Notes and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes);

(f) the failure by the Company or any Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or the acceleration of any such Debt by the Holders thereof because of a default, in each case, if the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(g) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Significant Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(h) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case,

(2) consents to the entry of an order for relief against it in an involuntary case,

(3) consents to the appointment of a custodian of it or for all or substantially all of its property,

(4) makes a general assignment for the benefit of its creditors, or

(5) generally is not paying its debts as they become due;

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(2) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(3) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(j) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guarantee; or

(k) (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any portion of the Collateral (with a fair market value in excess of $25.0 million) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), (b) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture) or (c) the enforceability of the Liens created by the Security Documents shall be contested by the Company or any Subsidiary Guarantor that is a Significant Subsidiary.

The Trustee shall not be charged with knowledge of an Event of Default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Company or another Person.

Section 6.02 Acceleration.

If an Event of Default, other than a default under Sections 6.01(h) or (i) with respect to the Company, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in this section or Section 9.02 below, the Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(f) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Section 6.01(f) shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days of the Trustee’s receipt of notice of the Default, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(3) Holders have offered to the Trustee indemnity satisfactory to the Trustee, in its sole discretion, against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 7.07 hereof), its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee, in its sole discretion, against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee, in its sole discretion, against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01 or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

(h) In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after receipt of notice of the occurrence of the Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer or Responsible Officers in good faith determine that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date.

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and the Subsidiary Guarantors will jointly and severally indemnify the Trustee (which for purposes of this Section 7.07 shall include its officers, directors, stockholders, employees, and agents) against any and all losses, liabilities or expenses (including without limitation taxes other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Subsidiary Guarantors of their obligations hereunder. The Company or such Subsidiary Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge or termination for any reason of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, or the resignation or removal of the Trustee.

(d) To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge or termination for any reason of this Indenture, or the resignation or removal of the Trustee.

(e) In addition, and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

The Company may irrevocably discharge its obligations under the Notes and this Indenture by irrevocably depositing with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes to maturity or redemption within one year, subject to meeting certain other conditions.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to below;

(b) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, and the Company’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(d) the Legal Defeasance and Covenant Defeasance provisions of this Indenture.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.04, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.23 hereof and 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note

Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (h) and (i) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants reasonably satisfactory to the Trustee, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants reasonably acceptable to the Trustee, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article 9

AMENDMENTS AND WAIVERS

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees, and the Company, the Trustee and the Collateral Trustee may amend or supplement the Security Documents:

(1) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes;

(2) to comply with Section 5.01 hereof;

(3) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA, in the event that the Company determines that this Indenture be so qualified;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code (or any successor provisions);

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7) to provide for or confirm the issuance of Additional Notes;

(8) to make any other change that does not materially and adversely affect the rights of any Holder;

(9) to conform any provision to the “Description of Notes” section of the Offering Memorandum, as certified by an Officers’ Certificate; or

(10) to evidence the issuance of any Pari Passu Obligations and secure such obligations with Liens on the Collateral.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee (and the Collateral Trustee, as the case may be) will join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.12 and 4.17 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the redemption of any note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any note may be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the Notes required for amendments or waivers,

(8) modify or change any provision of this Indenture affecting the ranking (as to contractual right of payment) of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes, or

(9) release any Note Guarantee other than as otherwise permitted in this Indenture.

Section 9.03 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Article 10

COLLATERAL AND SECURITY

Section 10.01 Security Documents.

The due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral (excluding Excluded Assets) to the extent provided in the Security Documents, in favor of the Collateral Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02 Release of Liens.

(a) The Liens on the Collateral securing the Notes and the Note Guarantees will automatically be released:

(1) upon payment in full of principal, interest and all other Obligations (other than contingent indemnity obligations) on the Notes and the Note Guarantees or satisfaction and discharge of this Indenture or defeasance (including covenant defeasance of the Notes);

(2) upon release of a Note Guarantee (with respect to the Liens securing such Note Guarantee granted by such Subsidiary Guarantor);

(3) in connection with any sale, transfer or other disposition of Collateral to any Person other than the Company or any Subsidiary Guarantor (but excluding any transaction subject to Section 5.01 hereof) that is not prohibited by this Indenture (with respect to the Lien on such Collateral); provided that, except in the case of any disposition in the ordinary course of business, upon such disposition and after giving effect thereto, no Default shall have occurred and be continuing, and the Company would be in compliance with the covenants set forth under Section 4.03 and Section 4.04 (calculated as if the disposition date was a date on which such covenant is required to be tested Section 4.04 hereof); provided, further, that any products or proceeds received by the Company or such Subsidiary Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by this Indenture and the Security Documents;

(4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article 9 hereof, including the release of all or substantially all of the Collateral if approved by Holders of at least 66 2/3% of the aggregate principal amount of the Notes;

(5) with respect to assets that become Excluded Assets; or

(6) as contemplated by Section 4.1 and 4.4 of the Collateral Trust Agreement.

Each of the releases described in clauses 1, 2, 3 and 5 shall be effected by the Collateral Trustee upon receipt of appropriate notice of instruction, to the extent required, without the consent of Holders or any action on the part of the Trustee.

(b) Upon compliance by the Company or any Subsidiary Guarantor, as the case may be, with the conditions precedent required by this Indenture, the Trustee or the Collateral Trustee shall promptly cause to be released and re-conveyed to the Company or the Subsidiary Guarantor, as the case may be, the released Collateral.

Section 10.03 Certificates of the Company.

The Company will furnish to the Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents an Officer’s Certificate requesting such release.

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Officer’s Certificate.

Section 10.04 [Intentionally Omitted.]

Section 10.05 Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Security Documents; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Security Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.07 Termination of Security Interest.

Upon the full and final payment and performance of all Obligations (other than contingent indemnity obligations) of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, the Trustee will, at the request of the Company, deliver a certificate to the Collateral Trustee stating that such Obligations have been paid in full, and instruct the Collateral Trustee to release the Liens pursuant to this Indenture and the Security Documents.

Article 11

NOTE GUARANTEES

Section 11.01 Note Guarantees.

(a) Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 11, to the extent applicable.

Section 11.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Subsidiary Guarantor may, directly or indirectly, sell, assign, transfer, convey, or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either:

(1) subject to Section 11.05 hereof, the Person acquiring the property in any such sale, assignment, transfer, conveyance or disposition or the Person formed by or surviving any such sale, assignment, transfer, conveyance, consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee, this Indenture and the Security Documents on the terms set forth herein or therein, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee; or

(2) the Net Proceeds of such sale, assignment, transfer, conveyance, or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.12 hereof.

In case of any such consolidation, merger, sale, assignment, transfer, or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses b(1) and (2) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale, assignment, transfer, or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 11.05 Releases.

(a) In the event of any sale, assignment, transfer, conveyance, or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, then the corporation acquiring the property will be released and relieved of any obligations under the Note Guarantee;

(b) In the event of any sale, assignment, transfer, conveyance, or other disposition of Capital Stock of any Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company and such Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition, then such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, in both cases, that the Net Proceeds of such sale, assignment, transfer, conveyance, or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale, assignment, transfer, conveyance, or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.

(c) Upon designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof, each Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Subsidiary Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

Article 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date.

(b) in respect of subclause (2) of clause (a) of this Section 12.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(c) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 13

MISCELLANEOUS

Section 13.01 Notices.

Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Subsidiary Guarantor:

HC2 Holdings, Inc.

Attention: Andrea L. Mancuso,

460 Herndon Parkway, Suite 150,

Herndon, VA, 20170

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

Attention: Raphael M. Russo

1285 Avenue of the Americas,

New York, NY, 10019

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

Mailcode: EP MN WS3C

60 Livingston Avenue

St. Paul, MN 55107-2292

Facsimile No.: (651) 466-4730

Attention: Rick Prokosch – Vice President and Account Manager

with a copy to:

Waller, Lansden Dortch & Davis, LLP

Attention: Beth Vessel

511 Union Street, Suite 2700

Nashville, TN 37219

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.09 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[Signatures on following page]

IN WITNESS WHEREOF, we have hereto signed our names on this 20th day of November, 2014.

HC2 HOLDINGS, INC.

By:	/s/ Keith Hladek
Name: Keith Hladek
Title: Chief Operating Officer

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

Dated as of November 20, 2014

HC2 Holdings, Inc.

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

PTGi International Holding, Inc.

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

Arbinet Corporation

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

HC2 Tech Ventures, LLC

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

HC2 Investment Securities, Inc.

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

HC2 Holdings 2, Inc.

By:	/s/ Mesfin Demise
Name: Mesfin Demise
Title: Chief Financial Officer

U.S. Bank National Association

By:	/s/ Rick Prokosch
Name: Rick Prokosch
Title: Vice President, Account Manager

EXHIBIT A

[Face of Note]

CUSIP/CINS 404139 AA5

11.000% Senior Secured Notes due 2019

No.	$

HC2 Holdings, Inc.

promises to pay to              or registered assigns,

the principal sum of                                                                                        DOLLARS (or such amount as indicated on the Schedule of Exchanges of Interests attached hereto) on December 1, 2019.

Interest Payment Dates: December 1 and June 1

Record Dates: November 15 and May 15

Dated: November 20, 2014

HC2 Holdings, Inc.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
Authorized Signatory

[Back of Note]

11.000% Senior Secured Notes due 2019

[Insert the Global Note Legend]

[Insert the Private Placement Legend]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. HC2 Holdings, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 11.000% per annum until maturity. The Company will pay interest, if any, semi-annually in arrears on December 1 and June 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 1, 2015. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the November 15 or May 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE AND PLEDGE AGREEMENT. The Company issued the Notes under an Indenture dated as of November 20, 2014 (the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured by a pledge of substantially all present and future Collateral pursuant to the Pledge Agreement referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(A) At any time and from time to time prior to December 1, 2016, the Company may redeem the notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date.

(B) At any time prior to December 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date), in an amount not to exceed the net proceeds from an Equity Offering by the Company; provided that:

(i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(C) Except pursuant to the preceding paragraph, the Notes will not be redeemable at the Company’s option prior to December 1, 2016.

(D) On or after December 1, 2016, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 1 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2016	108.250%
2017	105.500%
2018 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(A) Upon the occurrence of a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(B) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets in accordance with the Indenture to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering or a Change of Control. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was mailed), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Subsidiary Guarantor pursuant to the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any Holder, to conform the text of the Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated November 13, 2014, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect, to enter into additional or supplemental Security Documents, to release Collateral in accordance with the terms of this Indenture and the Security Documents, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes, (iii) failure by the Company to comply with the provisions of Sections 4.12 or 4.17 of the Indenture or failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company to comply with the provisions of Sections 4.03 or 4.04 of the Indenture and such default or breach is not cured within (A) 45 days after the date of any default under Section 4.04 or (B) 15 days after the date of any default under Section 4.03 (it being understood that the date of default in the case of covenants tested at the end of a fiscal period is the last day of such fiscal period); (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture or the Security Documents; (vi) the failure by the Company or any Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or the acceleration of any such Debt by the holders thereof because of a default, in each case, if the total amount of such Debt unpaid or accelerated exceeds $25.0 million; (vii) one or more final judgments or orders for the payment of money are rendered against the Company or any of its Significant Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect; (viii) certain bankruptcy defaults occur with respect to the Company or any Significant Subsidiary; (ix) any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect, other than in accordance the terms of the indenture, or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Note Guarantee; or (A) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any portion of the Collateral (with a fair market value in excess of $25.0 million) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the indenture or the Security Documents), (B) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the indenture) or (C) the enforceability of the Liens created by the Security Documents shall be contested by the Company or any Subsidiary Guarantor that is a Significant Subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the

Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders of Notes, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150,

Herndon, VA, 20170

Attention: Andrea Mancuso

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.10             ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150,

Herndon, VA, 20170

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota 55107

Re: 11.000% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of November 20, 2014 (the “Indenture”), among HC2 Holdings, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ IAI Global Note (CUSIP ); or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150,

Herndon, VA, 20170

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota 55107

Re: 11.000% Senior Secured Notes due 2019

(CUSIP [        ])

Reference is hereby made to the Indenture, dated as of November 20, 2014 (the “Indenture”), among HC2 Holdings, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in

C-1

compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

HC2 Holdings, Inc.

460 Herndon Parkway, Suite 150,

Herndon, VA, 20170

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota 55107

Re: 11.000% Senior Secured Notes due 2019

Reference is hereby made to the Indenture, dated as of November 20, 2014 (the “Indenture”), among HC2 Holdings, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 20, 2014 (the “Indenture”) among HC2 Holdings, Inc., (the “Company”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                     (the “Guaranteeing Subsidiary”), a subsidiary of HC2 Holdings, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 20, 2014 providing for the issuance of 11.000% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HC2 Holdings, Inc.

By:
Name:
Title:

U.S. Bank National Association

By:
Name:
Title:

F-4